               EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.
                               AS OF JUNE 3, 2002

                                                                                     State or Other
                                                                                     Jurisdiction of
                                                                                     Incorporation
Name of Subsidiary*                                                                  or Organization
------------------                                                                   ---------------
BarraConsult Ltda.                                                                   Brazil

Barra Fixed Income Services, Inc. (formerly Global Advanced Technology Corporation)  Delaware

Barra (FSC), Inc.                                                                    U.S. Virgin Islands

Barra Holding Company Limited (formerly TED Limited)                                 England

Barra International, Ltd.                                                            Delaware

Barra International (Australia) Pty Ltd.                                             Australia

Barra Japan Co., Ltd. (formerly Barra International (Japan), Ltd.)                   Japan

Barra POSIT, Inc.                                                                    Delaware

Barra Ventures, Inc.                                                                 Delaware

POSIT Joint Venture                                                                  California

Risk Reporting Limited                                                               Wales

Innosearch Corporation                                                               New York

Beethoven, Inc.  (formerly Symphony Asset Management, Inc.)                          California

Barra Retail Intermediaries, Inc.                                                    Delaware

--------------------------
*All subsidiaries do business only under the names listed.